                                       LEASE

                                        FOR

                                     AMBERGLEN

                                  BUSINESS CENTER


                                   BY AND BETWEEN


                                  AMBERJACK, LTD.

                                     "LANDLORD"


                                        AND


                               GEMSTONE SYSTEMS, INC.

                                      "TENANT"

                             AMBERGLEN BUSINESS CENTER
                          STANDARD OFFICE/FLEX LEASE FORM
                                 TABLE OF CONTENTS


SECTION 1.  PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 2.  SUMMARY OF BASIC TERMS . . . . . . . . . . . . . . . . . . . .1
SECTION 3.  PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . .2
            3.1 Grant of Premises  . . . . . . . . . . . . . . . . . . . .2
            3.2 Office/Flex Building . . . . . . . . . . . . . . . . . . .2
            3.3 Rentable Area  . . . . . . . . . . . . . . . . . . . . . .2
            3.4 Acceptance of Premises . . . . . . . . . . . . . . . . . .2
SECTION 4.  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
            4.1 Lease Term . . . . . . . . . . . . . . . . . . . . . . . .2
            4.2 Early Possession . . . . . . . . . . . . . . . . . . . . .3
            4.3 Tenant Delays  . . . . . . . . . . . . . . . . . . . . . .3
SECTION 5.  USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
            5.1 Permitted Use  . . . . . . . . . . . . . . . . . . . . . .3
            5.2 Restrictions on Use  . . . . . . . . . . . . . . . . . . .3
            5.3 Compliance with Laws . . . . . . . . . . . . . . . . . . .3
            5.4 Landlord's Rules and Regulations . . . . . . . . . . . . .4
            5.5 Hazardous Substances . . . . . . . . . . . . . . . . . . .4
SECTION 6.  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
            6.1 Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .5
            6.2 Security Deposit . . . . . . . . . . . . . . . . . . . . .5
            6.3 Additional Rent  . . . . . . . . . . . . . . . . . . . . .5
            6.4 Definition of Operating Expenses . . . . . . . . . . . . .5
            6.5 Collection of Actual Tenant Charges  . . . . . . . . . . .7
            6.6 Collection of Tenant Charges Based on Estimates  . . . . .7
            6.7 Reestimations  . . . . . . . . . . . . . . . . . . . . . .7
            6.8 Annual Adjustments . . . . . . . . . . . . . . . . . . . .7
            6.9 Records  . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 7.  REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . . . .8
            7.1 Landlord's Obligations . . . . . . . . . . . . . . . . . .8
            7.2 Tenant's Obligations . . . . . . . . . . . . . . . . . . .8
            7.3 Reimbursement of Repairs Assumed . . . . . . . . . . . . .8
            7.4 Duty to Make Repairs . . . . . . . . . . . . . . . . . . .9
SECTION 8.  UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .9
SECTION 9.  TAXES AND ASSESSMENTS  . . . . . . . . . . . . . . . . . . . .9
            9.1 Payment of Proportionate Share . . . . . . . . . . . . . .9
            9.2 Taxes on Rent  . . . . . . . . . . . . . . . . . . . . . .9
SECTION 10. ALTERATIONS AND ADDITIONS  . . . . . . . . . . . . . . . . . .9
            10.1 Landlord's Consent  . . . . . . . . . . . . . . . . . . .9
            10.2 Ownership and Surrender of Alterations  . . . . . . . . 10
            10.3 Liens . . . . . . . . . . . . . . . . . . . . . . . . . 10

                             AMBERGLEN BUSINESS CENTER
                                 OFFICE/FLEX LEASE


1.   PARTIES.

     This Lease, dated for reference purposes only July 29, 1996, is made by and between AMBERJACK, LTD., an Arizona corporation, ("Landlord") and GEMSTONE SYSTEMS, INC., an Oregon corporation ("Tenant").

2.   SUMMARY OF BASIC TERMS.

     As used in this Lease, the following terms shall have the meanings set forth below, subject to the qualifications, adjustments and exceptions set forth elsewhere in this Lease:

     (a) PREMISES: The Building described in Section 2(b) together with the surrounding exterior improvements located on Lot 12 of AmberGlen, and located substantial as shown on the site plan attached hereto as Exhibit "A".

     (b) BUILDING: The office/flex building located at 20575 NW vonNeumann Drive, Suite 100, Beaverton, Oregon, including all lobbies, office and commercial space.

     (c) AMBERGLEN BUSINESS CENTER COMMON AREAS: The land (developed and undeveloped) as shown on Exhibit "B" attached.

     (d) PERMITTED USE: Support staff, management, engineering, marketing, sales, and shipping/receiving space for a computer software company.

     (e)  LEASE TERM:  Five (5) years and Zero (0) months.

     (f)  SCHEDULED COMMENCEMENT DATE:  February 1, 1997.

     (g)  EXPIRATION DATE:  January 31, 2002.

     (h) MONTHLY BASE RENT: Forty-seven Thousand Four Hundred Seventy-Two and 50/100ths Dollars ($47,472.50).

     (i)  INITIAL RENTABLE AREA OF PREMISES:  55,850 square feet.

     (j) INITIAL SECURITY DEPOSIT: Four Hundred Thousand and 00/100ths Dollars ($400,000.00).

     (k)  TENANT'S GUARANTOR:  Not Applicable.

     (l)  LANDLORD'S BROKER:   Cushman & Wakefield of Oregon.

     (m)  TENANT'S BROKER:  CB Commercial.

     (n)  LANDLORD'S ADDRESS FOR NOTICES:

               Birtcher Property Services
               27611 La Paz Road
               Post Office Box 30009
               Laguna Niguel, California  92607-0009
               Attn:  Director of Property Management

               copy to:

               Birtcher Property Services
               1600 NW Compton Drive
               Suite 212
               Beaverton, Oregon  97006

     (o)  TENANT'S ADDRESS FOR NOTICES:

               GEMSTONE SYSTEMS, INC.          SAMPOERNA GROUP
               Attn:  Paul Burton/Chris Moore  Attn:  Ken Irinaga
               20575 NW vonNeumann Drive       3 Embarcadero Center
               Suite 100                       Suite 1133
               Beaverton, OR 97006             San Francisco, CA. 94111

3.   PREMISES.

     3.1 GRANT OF PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord those certain Premises stated above situated in the County of Washington, City of Hillsboro, State of Oregon, Beaverton, Oregon (hereinafter referred to as the "Premises").

     3.2 OFFICE/FLEX BUILDING. The Premises, together with and including other property owned by Landlord, comprise an office/flex building (hereinafter referred to as the "Building"). Tenant's use and occupancy of the Premises shall include the use, in common with others, of the Common Areas as hereinafter defined, but excepting therefrom and reserving unto Landlord the exterior faces of all exterior walls, the roof and the right to install, use and maintain where necessary in the Premises all pipes, ductwork, conduits and utility lines through hung ceiling space, partitions, beneath the floor or through other parts of the Leased Premises. Landlord reserves the right to effect such other above-referenced tenancies in the building as Landlord may elect in its sole business judgment.

     3.3 RENTABLE AREA. With respect to each floor of the Building, the "Rentable Area" of a floor shall mean the sum of all space on the floor which is or may be occupied by tenants for purposes stated in each tenant's lease and those areas of the floor which are necessary to and specifically benefit tenant(s) of the building, including restrooms, corridors, lobbies, telephone closets, mechanical rooms, electrical rooms, janitorial closets, flues, stacks, pipe shafts and vertical ducts with their enclosing walls.

     3.4 ACCEPTANCE OF PREMISES. The Plans ("Plans") for construction of the tenant improvements to be performed by Landlord ("Tenant Improvements") and the terms under which they are to be executed are attached to this Lease as Exhibit
C. Except as otherwise provided in Exhibit C, Landlord shall, at its expense, construct Tenant Improvements in accordance with Exhibit C. The Premises shall be accepted by the Tenant as provided in Section 4.1 of this Lease and upon such acceptance, Tenant shall be deemed to have accepted the Premises in its then condition and subject to all applicable recorded covenants, conditions and restrictions and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of Premises. Landlord agrees that the Tenant Improvements shall comply with all codes applicable to the Tenant Improvements and in effect on the commencement date. Landlord may rely on and Tenant shall accept issuance of a final occupancy permit as evidence that this Lease requirement has been met. Landlord agrees further that on the commencement date the water, sewage, gas, electrical,(1) mechanical, heating, ventilating and air conditioning systems of the Premises will be in good working condition. Landlord has not made and does not make any representations as to suitability of the Leased Premises for the conduct of Tenant's business except as expressly set forth herein.

4.   TERM.

     4.1 LEASE TERM. The term of this Lease is stated above in 2(e), provided however, if the Premises are not "Ready for Occupancy" as hereinafter defined, on the date the term hereof is to commence, the commencement and termination dates of the Lease shall be adjusted accordingly based on the date the Premises are Ready for Occupancy. The deferral of Tenant's rental obligation with respect to the Premises shall be in full satisfaction of any and all rights which Tenant might otherwise have as a result of the delayed commencement date of the Lease Term hereof. "Ready for Occupancy" as used herein shall mean the date that Landlord shall have substantially completed the work to be performed by Landlord as set forth in Exhibit C and Certificate of Occupancy has been issued by the City of Hillsboro. If the premises are not ready for occupancy by August 1, 1997 then Tenant may terminate this Lease except Landlord's duty to deliver the premises by August 1, 1997 and Tenant's ability to terminate the Lease shall be delayed on a day for day basis for any Tenant delays and the period of time during which the Landlord is prevented or delayed in the performance of the making of any improvements or fulfilling any obligations under a contract due to delays caused by any strike, lockout, labor dispute, inability to obtain labor or materials or any other reasonable substitute therefore, fire, catastrophe, or other casualty, civil commotion, acts of God or war, governmental prohibitions or regulations, or other causes beyond Landlord's control shall be added to the Landlord's time for performance as specified above. The certificate of the architect (or representative of Landlord) in charge of supervision and

(1) After acceptance of the Premises by Tenant, a punch list shall be prepared and administered as provided in Section 5 of the Addendum to this Lease.

completion of the Premises or a certificate or other approval evidencing completion of improvements, as required, shall control conclusively the date upon which the Premises are Ready for Occupancy and Tenant's obligation to pay rent begins. If the commencement of the Lease Term is delayed as aforesaid and the commencement date would otherwise occur on a day other than the first day of the month, such commencement date shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month. In the event the commencement date is delayed, the expiration of the term hereof shall also be delayed so that the Lease Term will continue for the full period set forth above. As soon as the Lease Term commences, Landlord and Tenant shall execute an amendment to this Lease, which may be required by either party, setting forth the exact date on which the Lease Term commenced ("Commencement Date") and the expiration date of the Lease Term. This Lease shall not be terminated by Tenant, and Tenant shall in no event be entitled to an abatement or reduction of rent except as expressly set forth in Section 12.3 or
Section 13.1. Additionally, Landlord shall not be liable to Tenant for damages in the event Landlord cannot deliver the Premises on the inception of the Lease Term.

     4.2 EARLY POSSESSION. If, prior to commencement of the Lease Term, Tenant uses or occupies the Premises or any part thereof with Landlord's prior written consent, for the purpose of completing alterations to the Premises, Tenant agrees to observe and perform all the provisions of this Lease, except those which require payment of Rent; provided, however, if Tenant commences business in any part of the Premises prior to commencement of the Lease Term, Tenant shall pay Landlord an Occupation Rent for each day prior to commencement of the term, calculated on the basis of the per diem rental and all other sums which would be due to Landlord from Tenant if the term had then commenced, including its percentage share of annual Common Area Expenses.

     4.3 TENANT DELAYS. The commencement date shall not be delayed or postponed due to Tenant delays arising out of the acts or omissions of Tenant, and the Term, Tenant's obligations to pay Rent and all of Tenant's other obligations under this Lease shall commence upon the date which would have been the commencement date, but for Tenant delays.

5.   USE.

     5.1 PERMITTED USE. Tenant shall use the Premises solely for the use stated in 1(d) and shall not use or permit the Premises to be used for any other purpose without Landlord's prior written notice, which shall not be unreasonably withheld. In no event will Landlord consent to a use that is inconsistent with
(i) Protective Covenants or (ii) Landlord's desired Tenant mix for the project.

     5.2 RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will:
(a) increase the existing rate of, cause the cancellation of or otherwise adversely affect any insurance for the Building or any part thereof or any of its contents; (b) materially impair the proper and economic maintenance, operation and repair of the Building or any portion thereof; (c) materially obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them; or (d) cause any nuisance in or about the Premises, the Building or AmberGlen Business Center Common Areas. Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing or sale of food or beverages other than the provision of vending machines, microwave ovens, and refrigeration for employee foods and beverages, or for the manufacture, retail sale or auction of merchandise, goods or property of any kind, or as a school or classroom, other than Tenant's on-site training classes, which shall not exceed Tenant's overall parking allotment as described in Section 3 of the Addendum Lease, or for any unlawful or objectionable purpose. Tenant shall not commit or allow to be committed any waste to the Premises, the Building or AmberGlen Business Center Common Areas.

     5.3 COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises, the Building or AmberGlen Business Center Common Areas which will in any way conflict with any law, statute, ordinance, code, rule, regulation, requirement, license, permit, certificate, judgment, decree, order or direction of any governmental or quasi-governmental authority, agency, department, board, panel or court (singularly and collectively "Laws"). Tenant shall, at its expense, promptly comply with all Laws which are now in effect or which may hereafter be in effect and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises with respect to the tenant improvements located in or about the Premises. However, Tenant shall not be required to make structural changes to the Premises or Building common areas unless they arise or are required because of or in connection with Tenant's specific use of the Premises, or the type of business conducted by Tenant in the Premises, or the tenant improvements in the Premises or Tenant's acts or omissions. Tenant shall obtain and maintain in effect during the Lease Term all licenses and permits required for the proper and lawful conduct of Tenant's business in the Premises, and shall at all times comply with such licenses and permits. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding (whether Landlord is a party or not) that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant.

     5.4 LANDLORD'S RULES AND REGULATIONS. Tenant shall observe and comply with the Building rules and regulations which are in effect on the date thereof (a copy of which is attached hereto as Exhibit E) and such reasonable amendments and additions thereto as Landlord may, from time to time, promulgate. Landlord shall not be responsible for the non-performance of said rules and regulations of any other tenants of the Building, but shall use reasonable efforts to ensure that all tenants within AmberGlen Business Center comply with said Rules and Regulations.

     5.5 HAZARDOUS SUBSTANCES. Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Material (as hereafter defined) in, on, under, about, to, or from the Premises by either Tenant, Tenant's employees, agents, contractors, or invitees (collectively the "Tenant") other than the use of such materials in de minimus quantities reasonably necessitated by the Tenant's regular business activities.

Tenant further agrees and covenants to Landlord, its agents, employees, affiliates and shareholders (collectively the "Landlord") the following:

     1. To comply with all Environmental Laws in effect, or that may come into effect, applicable to the Tenant or Tenant's use and occupancy of the Premises;

     2. To immediately notify Landlord, in writing, or of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws;
          (b) third party claims; (c) regulatory actions; and/or (d) contamination of the Premises;

     3. Tenant shall, at Tenant's expense, investigate, monitor, remediate, and/or clean up any Hazardous Material or other environmental condition on, about, or under the Premises required as a result of Tenant's use or occupancy of the Premises;

     4. To keep the Premises free of any lien imposed pursuant to any Environmental Laws as a result of Tenant's activities thereon;

     5. To indemnify, defend, and save Landlord harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney fees that arise, directly or indirectly, from Tenant's violation of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Premises, as a result of tenant's use or occupancy thereof; and

     6. Landlord shall not cause (nor permit any person under its control to cause) the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Materials in, on, under, about, to or from the Premises except in amounts or concentrations as may be permitted by Law. Landlord further agrees and covenants to the Tenant the following:

     A. To comply with all Environmental Laws in effect or which may come into effect which are applicable to the Premises resulting from Landlord's conduct on the Premises, other than those for which Tenant has responsibility pursuant to the above paragraph;

     B.   To promptly notify Tenant in writing of any known actual or threatened
          (a) investigation, inquiry, claim, or action by any governmental authority in connection with the application of any Environmental Laws to the Premises, (b) third party claims relating to Hazardous Materials at the Premises, and/or (c) contamination of the Premises with Hazardous Materials. For purposes of this subsection 2, the term "known" shall mean that which is known to any employee of Landlord at or above the supervisory or management level; and

     C. To investigate, monitor, remediate and/or clean up at Landlord's expense any Hazardous Material on, or about, or under the Premises caused by Landlord.

The Tenant's obligations, responsibilities, and liabilities under this Section shall survive the expiration of the Lease.

For purposes of this Section the following definitions apply:

"Hazardous Materials" shall mean: (1) any "hazardous waste" and/or "hazardous substance" defined pursuant to any Environmental Laws; (2) asbestos or any substance containing asbestos; (3) polychlorinated biphenyls; (4) lead;
(5) radon; (6) pesticides; (7) petroleum or any other substance containing hydrocarbons; (8) any substance which, when on the Premises, is prohibited by any Environmental Laws; (9) petroleum; and (10) any other substance, material, or waste which, (i) by an Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirements.

"Environmental Laws" shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.

6.   RENT.

     6.1 RENT. Without any prior notice, demand, offset or deduction, Tenant shall pay the Monthly Base Rent, the Additional Rent and Taxes and any other costs or expenses as required by this Lease in accordance with the Terms of this Lease.

     Rent shall be payable without offset on or before the first day of each calendar month to Landlord's manager's in advance at Birtcher Property Services, 27611 La Paz Road, Post Office Box 60009, Laguna Niguel, California 92607-0009 or such other place as may be designated by Landlord from time to time.

     6.2  SECURITY DEPOSIT.   To secure Tenant's compliance with all of the
terms and provisions of this Lease, upon execution of this Lease, Tenant has paid Landlord the sum stated in 2(j) above as a security deposit. The deposit shall be placed in one or more segregated interest bearing accounts with all interest accruing to and being added to the account balance, "Accumulated Deposit." The security deposit shall be placed in an FDIC insured account(s) selected by Landlord in its sole discretion. So long as Tenant has had no monetary defaults under the terms and conditions of this Lease which have not been cured as specified in Section 17.1 of this Lease, the Accumulated Deposit shall be reduced on each anniversary date of this Lease in an amount equal to Eighty Thousand and 00/100ths Dollars ($80,000.00). Such amount shall be treated as a credit against the next due monthly Base Rent installment(s). The Accumulated Deposit shall be a debt from Landlord to Tenant, refundable within thirty (30) days following expiration of the Term or other termination of this Lease not caused by Tenant's default. Landlord shall have the right to offset against the Accumulated Deposit any sums owing from Tenant to Landlord not paid when due, any damages caused by Tenant's default, the cost of curing any default by Tenant should Landlord elect to do so, and the cost of performing any repair or cleanup that is Tenant's responsibility under this Lease. Offset against the Accumulated Deposit shall not be an exclusive remedy, but may be made by Landlord in its sole and unlimited discretion, in addition to and not exclusive of any right or remedy provided by law or this Lease. Landlord shall give notice to Tenant each time an offset is claimed against the Accumulated Deposit, and, unless the Lease is terminated, Tenant shall within ten (10) calendar days following any such notice deposit with Landlord a sum equal to the amount of the offset so that the total Accumulated Deposit amount, net of offset and interest, shall remain as specified above throughout the Term. If Landlord sells its interest in the Premises, Landlord shall deliver this Accumulated Deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

     6.3 ADDITIONAL RENT. This Lease is a "net" lease. All Tenant Charges and other costs, charges and expenses which Tenant is required to pay as Additional Rent by this Lease, arising out of or in connection with this Lease or the ownership or operation of the Premises except to the extent this Lease explicitly places responsibility for any such cost, charge or expense on Landlord, shall be Additional Rent.

     6.4 DEFINITION OF OPERATING EXPENSES. Operating Expenses shall include all costs for the operation, repair and maintenance of the Building and all AmberGlen Business Center Common Areas incurred by Landlord on account of operating and maintenance of the Building and AmberGlen Business Center Common Areas and the real property on which it is situated, except franchise, estates, inheritance, net income and excess profit taxes of Landlord, depreciation on the Building, interest on and capital retirement of Landlord's mortgage loans and costs chargeable by Landlord directly to specific Tenants. Landlord agrees to make reasonable efforts to minimize operating costs insofar as such efforts are not inconsistent with Landlord's intent to operate and maintain the Building and AmberGlen Common Area in a first-class manner. Operating expenses may include, but shall not be limited to:

          6.4.1 All taxes, assessments, purchases, water and sewer rents, and other governmental impositions and charges whatsoever which may create a statutory lien upon the Premises, the Building or AmberGlen Business Center Common Areas, which are assessed, levied or imposed during the term of this Lease, surcharges levied upon or assessed against parking space or areas, any tax, levy or license fee measured by the rent payable to Tenant under this Lease which may be in lieu of or in addition to current taxes (except Landlord's net income taxes) or any obligation to any governmental entity assessed upon Landlord as a result of its ownership or operation and all reasonable costs and expenses incurred by Landlord in contesting or negotiating the same with governmental authority if Landlord, in its reasonable discretion, elects to contest or negotiate the same.

          6.4.2 All costs and expenses to Landlord in maintaining fire and extended coverage insurance including all risk endorsement on the property, public liability, rent loss insurance, difference in conditions and any other insurance maintained by Landlord covering the use and operation of the Building and AmberGlen Business Center Common Areas, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (all such insurance shall be in such amounts as Landlord may reasonably determine).

          6.4.3 All costs and expenses of repairing, replacing, operating and maintaining the heating, ventilating and air conditioning systems for the Building, including maintenance contracts therefor and the cost of all utilities required in the operating of all such systems, except those required to be paid directly by a tenant of the Building.

          6.4.4 All costs and expenses to Landlord in providing standard services and utilities to tenants of the Building, including common area janitorial services, window washing and utilities not separately metered; together with the costs of replacement of electric light bulbs and florescent tubes and ballasts, which Landlord shall have the exclusive right to provide and install at Tenant's sole cost and expense.

          6.4.5 Reasonable costs incurred by accountants and experts or other consultants to assist the accountants in making the computations required hereunder.

          6.4.6 All costs and expenses incurred by Landlord in operating, managing (including administrative costs), maintaining and repairing the Building and AmberGlen Business Center Common Areas, including all sums expended in connection with the common areas for general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services, window washing, maintenance and repair of elevators, stairways, sidewalks, curbs and Building signs, sprinkler systems and any other utility systems; cost of all supplies and personnel to implement such services and to police the Building and AmberGlen Business Center Common Areas; rental and/or depreciation of machinery and equipment used in such maintenance and services; security and fire protection services; trash removal services; all costs and expenses pertaining to snow and ice removal, alarm systems, patrol service, utilities, premiums and other costs for worker's compensation insurance, wages, withholding taxes, social security taxes, personal property taxes, fees for required licenses and permits, supplies and charges for management of the Building and AmberGlen Business Center Common Areas and an overhead cost equal to five (5%) percent of the total Operating Costs. Costs and expenses incurred by Landlord in operating, managing and maintaining the Building and AmberGlen Business Center Common Areas which are incurred exclusively for the benefit of specific terms of the Building will be billed accordingly and will not be included within the Operating Expenses. Landlord, however, may cause any or all of said services to be provided by an independent contractor(s).

          6.4.7 Cost of capital improvements, structural repairs or replacements made to the Building in order to conform to changes subsequent to the date of this Lease in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building or AmberGlen Common Area or any such capital improvements, structural repairs or replacements designed primarily to reduce Operating Expenses. Expenditures for the foregoing shall be amortized at market rate of return over the useful life of such capital improvement or structural repair or replacement as determined by Landlord's accountants; provided that the amortized amount of any cost-saving improvement shall be limited in any year to the reduction in Operating expenses realized as a result thereof.

     6.5 COLLECTION OF ACTUAL TENANT CHARGES. Unless Landlord exercises the option contained in Section 6.6 below for a particular calendar year, Tenant shall pay actual Tenant charges for each month of such calendar year within fifteen (15) days of receipt of invoice from Landlord for such monthly Tenant Charges.

     6.6 COLLECTION OF TENANT CHARGES BASED ON ESTIMATES. For each calendar year of the Lease Term, Landlord shall, at its option, reasonably estimate the total Operating Expenses for the following calendar year. Tenant shall pay its proportionate share of the Operating Expenses. In the event the Building and/or AmberGlen Business Center occupancy is not one hundred percent (100%), said Operating Expenses shall be adjusted to equal what the total Operating Expenses would be if the occupancy was one hundred percent (100%). Tenant's initial percentage or proportionate share of Operating Expenses for the Building and Building Common Areas is one hundred percent (100%); and Tenant's percentage share of Operating Expenses for the AmberGlen Business Center Common Areas is one hundred percent (100%) of such Operating Expenses charged to the Building. The percentage of AmberGlen Business Center Common Areas expenses charged to the Building is three and 15/100ths percent (3.15%). For each year of the Lease Term, Tenant shall pay to Landlord in advance on or before the first day of each month, without demand or notice, one-twelfth (1/12th) of Tenant's share of the estimated annual Operating Expenses. If the term of this Lease commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord on the first day of the term, a sum determined by multiplying one three-hundred-sixty-fifth (1/365th) of the Tenant's share of the estimated Operating Expenses by the number of days remaining in the first calendar month of the term. Any change in the Tenant's percentage or proportionate share of the Operating Expenses for the Building Common Area or the AmberGlen Common Area resulting from changes in
(i) the Tenant's floor area, (ii) Building floor area, or (iii) total AmberGlen Business Center Common Area, shall be effective as of the first day of the month following the change.

     6.7 REESTIMATIONS. At any time from time to time during the term hereof, Landlord may furnish Tenant with written notice of a reestimation of the annual Operating Expenses to reflect more accurately, in Landlord's reasonable opinion, the current Operating Expenses. Commencing with the first day of the calendar quarter next succeeding delivery of such notice to Tenant, and continuing on the first day of each calendar month during the term (until subsequently reestimated), Tenant shall pay to Landlord one-twelfth (1/12th) of the Tenant's share of the estimated Operating Expenses, as reestimated.

     6.8 ANNUAL ADJUSTMENTS. Within a reasonable time following the end of each calendar year during the Term of this Lease, Landlord shall furnish to Tenant an itemized statement certified as correct by Landlord, setting forth the total Operating Expenses for the preceding calendar year, the amount of Tenant's share of such Operating Expenses and the payments made by Tenant with respect to such calendar year. If Tenant's share of the actual Operating Expenses for such year exceeds the payment so made by Tenant, based on the Landlord's estimate, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of said statement. If said payments by Tenant, based on Landlord's estimate, exceed Tenant's share of the actual Operating Expenses, Landlord will credit the amount of such overpayment against Tenant's next Operating Expense payment due. Until Tenant receives a statement setting forth the new amounts of Tenant's estimated share of Operating Expenses for the new calendar year, Tenant shall continue to pay at the rate being paid for the year just

Operating Expenses on the basis of said statement beginning on the first day of the month following the month in which said statement is received.

     6.9 RECORDS. Landlord agrees to maintain accurate records of the cost of items with respect to which Tenant is required to pay as Additional Rent and to make these records available for inspection by Tenant or its representatives at any time during regular business hours after reasonable notice from Tenant.

7.   REPAIRS AND MAINTENANCE.

     7.1  LANDLORD'S OBLIGATION.  The following are the obligation of the
Landlord:

          (a) Repair, maintenance and replacement of the roof, gutters, exterior walls (including painting), bearing walls, structural members and foundations of the Building.

          (b) Repair and maintenance of sidewalks, driveways, curbs, parking areas and areas used in common by Tenant and Landlord or tenants of other parts of the Building and removal of snow and ice therefrom.

          (c) Repair and maintenance of water, sewage, gas, electrical and mechanical systems.

          (d) Repair and maintenance of heating, ventilation and air conditioning (HVAC) systems which service the Premises as well as other parts of the Building.

          (e) Maintenance and replacement of landscaping for the land on which the Building is situated and AmberGlen Business Center Common Area.

          (f)  Janitorial service for Building common areas of the Building.

     Although performance of the foregoing are the obligation of Landlord, the costs of all of the foregoing shall be a Tenant Charge shared on proportionate basis by Tenant as set forth in Section 6. Except as set forth in and subject to the terms of section 7.1, Landlord shall not otherwise be required to repair or maintain the Premises or perform any other duties with respect to the Premises.

     7.2  TENANT'S OBLIGATION.  The following are the obligation of Tenant:

          (a) Repair and maintenance of the interior of the Premises, including without limitation keeping the interior of the Premises in a clean and sanitary condition free of debris; licensed and bonded janitorial service for the Premises which will be arranged for by Tenant; repair and maintenance of all plumbing within the Premises and repair of any damage resulting from water leaks; and replacement of all glass in windows or doors of the Premises which become chipped, cracked or broken.

          (b) Any repair necessitated by the use, misuse, abuse, wrongful act, negligence or breach of or default under this Lease of or by Tenant, its agents, employees or invitees. Tenant shall not allow the Premises to deteriorate or fall out of repair.

          (c) Any repairs or alterations required in order for Tenant to comply with Rules and Regulations as set forth in Exhibit E.

          (d) All repairs to and maintenance of the Premises other than repairs and maintenance which are the obligation of Landlord as stated in Section 7.1.

     7.3 REIMBURSEMENT FOR REPAIRS ASSUMED. If Tenant fails or refuses to make repairs which are required to be made by Tenant by this Section 7, Landlord will provide Tenant with a written notice stating repairs to be made. Tenant shall have ten (10) calendar days in which to commence said repairs and diligently pursue their completion. In the event Tenant again fails to complete repairs following receipt of Notice, Landlord may make the repairs and charge the costs of such repairs to Tenant. Such expenditures by Landlord shall be reimbursed by Tenant on demand together with interest as set in Section 25.16 from the date of expenditure by Landlord until repayment in full.

     7.4 DUTY TO MAKE REPAIRS. The duty of the Landlord to make repairs shall not mature until Landlord has received notice in writing from Tenant of the repairs that are required. Landlord shall commence repairs within ten (10) days after receipt of such notice and shall diligently pursue such repairs to completion.

8. UTILITIES. Tenant shall pay all utility charges with respect to the Premises, including but not limited to water, sewer, gas, electricity (including utilities servicing all central HVAC systems servicing the Premises), telephone, and garbage removal ("Utilities"). Electricity, except to common areas and central HVAC systems, shall be separately metered. If the Utilities are not separately metered and Landlord is billed directly and pays for any of these charges, Tenant shall pay its proportionate share of such charges as set forth in Section 6.6.

9.   TAXES AND ASSESSMENTS.

     9.1 PAYMENT OF PROPORTIONATE SHARE. Tenant shall be liable for payment of its proportionate share of all current assessments, real estate taxes, taxes, fees, levies and other similar charges as provided in Section 6.6 (all of the foregoing herein called "Taxes") imposed by any governmental jurisdiction against the Premises, the Building or AmberGlen Business Center Common Areas, either directly or indirectly.

     Tenant's proportionate share of any Taxes shall be based only on that portion of the Taxes which is allocable to the Premises during the Term, unless specifically amortized by the taxing authority. For these purposes, an assessment related to a local improvement district shall be deemed to have a useful life of ten (10) years and Tenant's proportionate share shall be equal to a fraction the numerator of which is the remainder of the Term and the denominator of which is ten (10) years. Tenant shall pay all taxes levied on or with respect to Tenant's personal property located on the Premises.

     9.2 TAXES ON RENT. If, at any time during the Term of this Lease under the laws of the United States Government, the State of Oregon, or any political subdivision thereof in which the Premises are located, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder, such tax or excise shall be considered for the purposes of this Lease a real property tax payable by Tenant. If real estate taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall in any event for the purpose of this Lease be considered a real property tax, a proportionate share of which shall be paid by Tenant, regardless of the source from which it is collected. Nothing in this Section 9 is intended to require Tenant to pay any income, franchise, or excess profits tax of Landlord.

10.  ALTERATIONS AND ADDITIONS.

     10.1 LANDLORD'S CONSENT.

     (a) Tenant shall not make or permit to be made any alterations, additions or improvements (singularly and collectively "Alterations") to or of the Building or the Premises or any part thereof without the prior written consent of Landlord in each instance. However, Landlord's consent shall not be required for (i) minor decorations of the Premises such as wall coverings and wall hangings, built-in cabinetry, and movable partitions, (ii) installation of furnishings, and (iii) non-structural alterations which do not require a building permit and the total hard costs of which are less than $25,000.00 ("Non-Structural Alterations"). If the value of any Non-Structural Alterations exceeds $1,000.00 Tenant shall, upon Landlord's request, deliver copies of any plans thereof to Landlord. For all Non-Structural Alterations and Permit Alterations, Tenant shall give Landlord prior notice of the work and deliver to Landlord plans and specifications (if any), therefor.

     (b) Landlord will not unreasonably withhold its consent to any Alterations provided and upon the condition that all of the following conditions shall be satisfied: (i) the Alterations do not affect the outside appearance of the Building; (ii) the Alterations are nonstructural and do not impair the strength of the Building or any part thereof; (iii) the alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises; (iv) the Alterations do not affect the proper functioning of the heating, ventilating and air conditioning

("HVAC"), mechanical, electrical, sanitary or other utilities, systems and services of the Building, or increase the usage therefor by Tenant; (v) Landlord shall have approved the final plans and specifications for the Alterations and all contractors who will perform the alterations; (vi) Tenant pays to Landlord (A) a fee for Landlord's indirect costs, field supervision or coordination in connection with the Alterations equal to five percent (5%) of the estimated cost of the Alterations, and (B) the reasonable costs and expenses actually incurred by Landlord in reviewing Tenant's plans and specifications and inspecting the Alterations to determine whether they are performed in accordance with the approved plans and specifications and in compliance with laws, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose; (vii) before proceeding with any Alteration which will cost more than $25,000.00 (exclusive of Section 10.2), Tenant obtains and delivers to Landlord, at Landlord's option, either: (A) a performance bond and a labor and materials payments bond for the benefit of Landlord, issued by a corporate surety licensed to do business in Oregon each in an amount equal to one hundred twenty five percent (125%) of the estimated cost of the Alterations and in a form satisfactory to Landlord, or (B) such other security as shall be reasonably satisfactory to Landlord. Unless all of the foregoing conditions are satisfied, landlord shall have the right to withhold its consent to the Alterations in Landlord's sole and absolute discretion.

     (c) All Alterations must comply with all Laws which are then in effect, the other terms of this Lease, and the final plans and specifications approved by Landlord (when such approval is required), and Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations. Landlord's review and approval of Tenant's plans and specifications are solely for Landlord's benefit.
Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of the design of the Alterations, the plans and specifications therefor, or any other matter regarding the Alterations. Tenant shall deliver to Landlord a complete set of "as built" plans and specifications for each Alteration.

     10.2 OWNERSHIP AND SURRENDER OF ALTERATIONS.

     (a) Alterations. Upon their installations, all Alterations, including, but not limited to, wall covering, paneling and built-in cabinetry, but excluding movable furniture, trade fixtures, including without limitation, modular system panels, projection screens, and white boards, and office equipment ("Tenant's Property"), shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises. However, upon the expiration or sooner termination of the Lease Term, Tenant shall, upon written demand by Landlord, at Tenant's expense, immediately remove any Alterations made by Tenant which are designated by Landlord to be removed at the time of granting its consent to such Alterations, repair any damage to the Premises or the Building caused by such removal, and restore the Premises to its original condition and configuration.

     10.3 LIENS. Tenant shall pay when due all claims for labor, materials and services furnished by or at the request of Tenant or Tenant's Affiliates.
Tenant shall keep the Premises, the Building and Common Areas free from all liens, security interests and encumbrances (including, without limitation, all mechanic's liens and stop notices) created as a result of or arising in connection with the Alterations or any other labor, services or materials provided for or at the request of Tenant or Tenant's Affiliates, or any other act or omission of Tenant or Tenant's Affiliates, or persons claiming through or under them. (Such liens, security interests and encumbrances singularly and collectively are herein called "Liens.") Tenant shall not use materials in connection with the Alterations that are subject to any Liens. Tenant shall indemnify Landlord and Landlord Affiliates for, and hold Landlord and Landlord's Affiliates harmless from and against: (a) all Liens; (b) the removal of all Liens and any actions or proceedings related thereto; and (c) all Liabilities incurred by Landlord or Landlord's Affiliates in connection with the foregoing. If Tenant fails to keep the Premises, the Building and Common Areas free from Liens, then, in addition to any other rights and remedies available to Landlord, Landlord may take any action necessary to discharge such Liens, including, but not limited to, payment to the claimant on whose behalf the Lien was filed. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities so incurred by Landlord, without regard to any defense or offset that Tenant may have had against the claimant.

Neither Landlord's curative action nor the reimbursement of Landlord by Tenant shall cure Tenant's default in failing to keep the Premises, the Building and the Common Areas free from Liens.

     10.4 ADDITIONAL REQUIREMENTS. Tenant, at its expense, shall obtain all necessary permits and certificates for the commencement and performance of Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable insurance requirements, and in a good, first-class and workmanlike manner. Tenant, at its expense, shall diligently cause the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services, or materials done for or supplied to Tenant or Tenant's Affiliates, or by any person claiming through or under Tenant or Tenant's Affiliates. Alterations shall be performed so as not to interfere with any other tenant in the Building, cause labor disharmony therein, or delay or impose any additional expense on Landlord in the construction, maintenance, repair or operations of the Building. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, in addition to the insurance described in this Lease, Workers' Compensation insurance in statutory limits and such other insurance as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the Alterations and, upon request, at reasonable intervals thereafter until completion of the Alterations.

11.  INSURANCE.

     11.1 LIABILITY, PROPERTY DAMAGE AND WORKERS' COMPENSATION. Tenant shall, at all times during the Lease Term or any extension thereof, and at its own cost and expense, procure and maintain in force workers' compensation insurance, bodily injury liability and property damage liability insurance adequate to protect Landlord and naming Landlord, Landlord's Manager, any persons, firms or corporation designated by Landlord, any mortgagee of the Building of whose identity Tenant is notified, as an additional insured, against liability for injury or death of any person in connection with the use, operation or condition of the Premises. Such property damage and bodily injury liability insurance shall at all times be in a combined limit of no less than $1,000,000.00 on an occurrence basis. The limits or such insurance shall not limit the liability of Tenant.

     11.2 PROPERTY INSURANCE. Landlord shall maintain insurance on an all risk basis on the Building in the amount of the full insurable replacement cost of the Building. Landlord shall have the right to place on the Building any other insurance as Landlord shall deem reasonably necessary. Tenant shall bear the expense of any insurance insuring the property of Tenant and Tenant Improvements on the Premises agnst such risks. As Additional Rent for the Premises, Tenant shall reimburse Landlord for Tenant's proportionate share of the cost of all insurance maintained by Landlord with respect to the Building as set forth in
Section 6.4.2.

     11.3 WAIVER OF SUBROGATION. Tenant and Landlord each waives any and all right of recovery against the other, or against the officers, partners, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, if and to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, or required to be in force by the terms of this Lease, Tenant and Landlord shall make best efforts to obtain policies authorizing such waiver.

12.  DAMAGE AND DESTRUCTION.

     12.1 PARTIAL DAMAGE. If the Premises are partly damaged and Section 12.2 does not apply, the Premises shall be repaired by Landlord provided, however, Landlord shall not be required to repair or restore any tenant improvements or additions other than the Initial Tenant Improvements (as defined in Exhibit C); and provided further, Landlord shall be required to make repairs or restoration only to the extent it receives insurance proceeds from either Landlord or Tenant's insurance company sufficient to pay the cost of such repairs and restoration. In the event Landlord elects not to make repairs (which election and notification to Tenant must occur within sixty (60) days of said casualty), Tenant may elect to make repairs or terminate the Lease.

     12.2 DESTRUCTION. If the Premises are destroyed or damaged such that the cost of repair exceeds seventy-five percent (75%) of the value of the Building before the damage as reasonably determined by Landlord, either party may elect to terminate this Lease as of the date of the damage or destruction by giving written notice to the other party not later than forty-five (45) calendar days following the date of damage, provided however Tenant may not elect to terminate if the damage or destruction was caused by the wrongful act or negligence of Tenant or by the failure by Tenant to comply with any of the provisions of this Lease. In the event the Lease is terminated, all rights and obligations of the parties shall cease as of the date of termination, and tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated Term. If neither party elects to terminate, Landlord shall proceed to restore the premises to substantially the same form as prior to the damage or destruction provided, however, Landlord shall not be required to repair or restore any tenant improvements or additions other than the Initial Tenant Improvements (as defined in Exhibit C); and, provided further, Landlord shall be required to make repairs or restoration only to the extent it receives insurance proceeds sufficient to pay the cost of such repairs or restoration.

     12.3 RENT ABATEMENT. Rent shall be abated during the repair of any damage in proportion to the extent the Premises are untenantable, except that there shall be no rent abatement where the damage occurred as the result of the wrongful act, negligence or failure to comply with any provisions of this Lease of or by Tenant, and the loss of rent would not be covered by Landlord's insurance (this provision shall not be interpreted to require Landlord to obtain rent loss insurance).

13.  EMINENT DOMAIN.

     13.1 PARTIAL TAKING.  If a portion of the Premises is condemned and
Section 13.2 below does not apply, this Lease shall continue on the following terms:

          (a) Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation, however, Tenant shall have the right to pursue a separate claim against the condemning authority for any damages to Tenant's trade fixtures, movable personal property, Tenant's relocation damages, if any, and the unamortized portion of any Tenant-paid Interior Improvements.

          (b) Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation.

          (c) After the date o which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in proportion to percent of the Premises taken. If the parties are unable to agree upon the amount of the reduction of rent, the amount shall be determined by an acceptable arbitrator on reference by either party. The determination of the arbitrator shall be final and binding on the parties.

          (d) If a portion of Landlord's property not included in the Premises is taken and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Section 13.1(a) and Section 13.1(c) apply, and the rent shall be reduced in proportion to percent of the Premises taken.

     13.2 TOTAL TAKING. If a condemning authority takes all of the Premises or a portion sufficient to render the remaining Premises reasonably unsuitable for the use which Tenant was then making of the Premises, this Lease shall terminate as of the date the title vests in the condemning authorities. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

     13.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 13 as a taking by condemnation.

14.  LIENS AND INDEMNIFICATION.

     14.1 LIENS.

          (a) Except with respect to activities for which Landlord is responsible, Tenant shall pay when due all claims for work done on and for services rendered or material furnished to the Premises and shall keep the Premises, the Building and AmberGlen Business Center Common Areas free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as Additional Rent. Any amount so added shall bear interest as set forth in Section 25.16 from the date expended by Landlord until payment in full and shall be payable on demand. Such action by Landlord shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default.

          (b) Tenant may withhold payment of any claim in connection with a good faith dispute over the obligation to pay so long as Landlord's property interests are not jeopardized and the amount claimed is contested in good faith by appropriate proceedings. If a lien is filed as a result of nonpayment, Tenant shall, within ten (10) calendar days after Tenant learns of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other surety satisfactory to Landlord in an amount sufficient to discharge the line, plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

     14.2 INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord from and against any claim, loss, or liability arising out of or related to any activity of Tenant on the Premises or any condition of the Premises in the possession or under the control of Tenant unless such condition is caused by Landlord under this Lease. Landlord shall have no liability to Tenant for any loss or damage caused by third parties or by any condition of the Premises unless such condition is caused by Landlord under this Lease.

15. QUIET ENJOYMENT. So long as Tenant pays all rent and performs all of its other obligation as required hereunder, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord, or those claiming through Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Lease and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof or advances made thereunder, affecting all or any portion of the Premises, the Building or the Common Areas.

16.  ASSIGNMENT AND SUBLETTING.

     16.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law or otherwise, assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting by Tenant without such consent shall be void and shall constitute a breach of a default under this Lease.

     16.2 LANDLORD'S RIGHT TO TERMINATE LEASE. If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord in writing. This notice shall be accompanied by: (a) a statement setting forth the name and business of the proposed assignee or subtenant; (b) an executed copy of the proposed assignment or sublease (and any collateral agreements) setting forth all of the terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, and amounts payable for Tenant's property and the common use of any personnel or equipment); (c) financial statements acceptable to Landlord and other information requested by Landlord relating to the proposed assignee or subtenant; and (d)
any other information concerning the proposed assignment or sublease which Landlord may reasonably request. If Tenant proposes to assign this Lease or sublet twenty five percent (25%) or more of the Premises, Landlord shall have the right, in its sole and absolute discretion, to notify Tenant of its intent to terminate this Lease on written notice to Tenant within thirty (30) days after receipt of Tenant's notice and the information described above or the receipt of any additional information requested by Landlord. If Tenant fails to withdraw the proposed assignment or sublease within five (5) days after the date of Landlord's Notice of Intent to Terminate, if Landlord
elects to terminate this Lease, this Lease shall terminate as of the effective date of the proposed assignment or commencement of the term of the proposed sublease as set forth in Tenant's notice, and Landlord shall have the right (but no obligation to enter into a direct lease with the proposed assignee or subtenant). Tenant may withdraw its request for Landlord's consent at any time prior to, but not after, Landlord delivers a written notice of termination.

     16.3 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of its obligations hereunder to pay the rent and perform all other obligations to be performed by Tenant hereunder. The provisions of this Lease shall be binding upon any assignee, transferee, mortgagee, sublessee or holder of any encumbrance on or with respect to this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

     16.4 CORPORATE AND PARTNERSHIP TRANSACTION. If Tenant is a corporation, a dissolution of the corporation or a transfer (by one or more transactions) of a majority of the voting stock of Tenant shall be deemed to be an assignment of this Lease subject to the provisions of this Article. However, if Tenant is a publicly traded corporation, then these provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's stock or assets are transferred or which controls, is controlled by, or is under common control with, Tenant, if a principal purpose of the merger or transfer is not the assignment of this Lease and Tenant's successor has a net worth not less than the net worth of Tenant on the execution of this Lease and successor assumes all responsibilities under this Lease. Tenant shall cause reasonably satisfactory proof of such net worth to be delivered at least thirty (30) days prior to the effective date of the transaction. If Tenant is a partnership, a dissolution of the partnership (including a "technical" dissolution) or a transfer of the controlling interest in the Partnership (including the admission of new partners or the withdrawal of existing partners having a controlling interest) shall be deemed an assignment of this Lease subject to the provisions of this Article, regardless of whether the transfer is made by one or more transaction, or whether on or more persons hold the controlling interest prior to or after the transfer.

     16.5 DOCUMENTATION. All documents utilized by Tenant as evidence of any subletting or assignment to which Landlord has consented shall be subject to prior written approval by Landlord or its counsel. Tenant shall pay, as Additional Rent, all Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested subletting or assignment and in reviewing and approving such documentation.

17.  DEFAULT.  The following shall be defaults under and breaches of this Lease:

     17.1 DEFAULT IN RENT. Failure of Tenant to pay any Monthly Base Rent, Additional Rent, Taxes or other charges within seven (7) calendar days after it is due, and such failure continues for seven (7) days after Landlord gives written notice of default in the manner provided in Section 25.13 of this Leases; provided, however, in no event shall Landlord be required to give written notice of default in payment more than twice in any calendar year.

     17.2 VIOLATION OF SECTION 16. Any attempted assignment, transfer, mortgage, encumbrance or subletting in violation of Section 16.

     17.3 DEFAULT IN OTHER COVENANTS. Failure to comply with any term or condition or fulfill any obligation of this Lease (other than the payment of Rent or other charges and compliance with Section 16) within thirty (30) calendar days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the thirty (30) calendar day period, this provision shall be complied with if Tenant begins correction of the default within the twenty

(20) calendar day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable to prosecute the same to completion.

     17.4 BANKRUPTCY, ETC. An assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within thirty (30) calendar days after filing; attachment of or the levying of execution on the leasehold interest of Tenant in the Premises and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days after the making thereof. If Tenant consists of two or more individuals or business entities, the events of default specified in this Section 17.4 shall apply to each individual and each business entity.

     17.5 ABANDONMENT. Failure of Tenant for ninety (90) calendar days or more to occupy the Premises for one or more of the purposes permitted under this Lease unless such failure is excused under other provisions of this Lease, which failure constitute an abandonment of the Premises.

18.  REMEDIES ON DEFAULT.

     18.1 TERMINATION. In the event of a default, this Lease may be terminated at the option of Landlord by Landlord giving written notice to Tenant. If the Lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default. If the Lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may re-enter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages to Tenant, its property, any other persons, and/or their property.

     18.2 RELETTING. Following reentry or abandonment, Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the Lease or which Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concessions.

     18.3 DAMAGES. In the event of termination on default, Landlord shall be entitled to recover immediately, without waiting the due date of any future rent or until the date fixed for expiration of the Term, the following amounts as damages:

          (a) The loss of reasonable rental value from the date of default until a new tenant has been, or with the exercise of reasonable efforts could have been, secured.

          (b) The reasonable costs of reentry and reletting including, without limitation, the cost of any clean up, refurbishing, removal of Tenant's property and fixtures, or any other expense occasioned by Tenant's failure to quit the Premises upon termination and to leave them in the required condition, any remodeling costs, attorney fees, court costs, broker commissions, and advertising costs.

          (c) Any excess of the value of the rent and all of Tenant's other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet and continuing through the end of the Term. The present value of future amounts will be computed using a discount rate equal to the prime commercial loan rate of United States National Bank of Oregon in effect on the date of trial.

     18.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Term, and no action for damages shall bar a later action for damages subsequently accruing.

     18.5 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to landlord under this Lease or applicable law.

19. DEFAULT OF LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) calendar days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) calendar day period and thereafter diligently prosecutes the same to completion.

20. SUBORDINATION. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the Premises, the Building and/or AmberGlen Business Center Common Areas, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease subordinate to the lien of this mortgage, deed of trust or ground lease, and shall given written notice thereof to Tenant, this Lease shall be deemed subordinate to such mortgage, deed of trust, or ground lease whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease on the date of recording thereof, provided that such mortgagee, trustee, or ground lessor agrees in writing not to disturb Tenant so long as Tenant is not in default.

     Tenant agrees to execute, acknowledge and deliver any documents reasonably requested by Landlord including, but not limited to any documents necessary to effectuate such subordination or to make this Lease subordinate to the lien of any mortgage, deed of trust or ground lease, as the case may be, and, failing to do so, within fifteen (15) calendar days after written demand from Landlord, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name and stead to do so.

     If any proceedings are brought for foreclosure, or in the event of the exercise of a power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale, or to the mortgagee or trustee and shall recognize such purchaser, mortgagee or trustee as Landlord under this Lease.

21.  SIGNS AND DIRECTORIES.

     21.1 TENANT'S SIGNS. Tenant shall no install or keep any signs on or about the Premises without the prior written consent of Landlord, which Landlord in its sole discretion may give or withhold. Tenant shall pay all costs of signs and all costs and expenses of installation of signs. If there is any sign on or about the Premises or building without the consent of Landlord, Landlord shall be free to remove any such signs and Tenant shall pay Landlord the cost of removal together with interest as set forth in Section 25.16 from date of expenditure until payment is made in full. Tenant shall pay promptly after Landlord invoices Tenant for such costs. If Landlord consents to such signs, Tenant shall repair any damage which alteration or renovation of its signs may cause during or at the expiration of the Term. At the request of Landlord, Tenant at is expenses shall remove its signs from the Premises at the termination of this Lease.

     21.2 DIRECTORIES. After the Commencement Date of this Lease, Landlord will provide Tenant with signage indicating Tenant's location in the AmberGlen Business Center and in the Building. The location of the Premises shall be designated through a series of identification signs and directories placed at points deemed appropriate throughout AmberGlen Business Center and in or near the Building. All such identification signs and directories shall be designed and installed at the sole discretion of Landlord. Tenant shall bear the expense of this inclusion and maintenance of Tenant's name and location on such signs and such expense shall be treated as a Tenant Charge.

22.  SURRENDER AT TERMINATION.

     22.1 CONDITION OF PREMISES. Upon expiration of the Term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the Premises in good condition, normal wear excepted, and with the floors cleaned and waxed and carpets professionally cleaned. Alterations and improvements constructed by Tenant with permission of Landlord shall not be removed or restored to the original condition unless the terms of such approval is so stated to allow for or requires such removal.

     22.2 FIXTURES.

          (a) All fixtures placed upon the Premises during the Term, other than Tenant's trade fixtures, including, without limitation, modular system panels, projection screens, and white boards, shall, at Landlord's option, become the property of Landlord. If Landlord elects, Tenant shall remove any or all fixtures which would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal. If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest as set forth in Section 25.16 from the date of expenditure until repayment in full.

          (b) Prior to expiration or termination of the Term, Tenant shall remove all furnishings, furniture, and trade fixtures which remain its property. If Tenant fails to do so, the failure to do so shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect t it shall cease or, by giving written notice to Tenant within twenty
(20) days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account and expenses. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest as set forth in
Section 25.16 on all such expenses from the date of expenditure by Landlord until repayment in full.

     22.3 HOLDOVER.

          (a) Excepting the case where Tenant is required to hold over as a result of exercising its expansion rights as provided in Section 4 of the Addendum to this Lease, if Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease except the provisions for term and renewal and at a rental rate equal to one hundred percent (100%) of the rent last paid during the term of the first holdover month, and equal to one hundred fifty percent (150%) of the rent last paid by Tenant during the Term thereafter. Failure of Tenant to remove fixtures, furniture, furnishings, or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this Section 22.3(a) shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose, including preparation for a new tenant.

          (b) If a month to month tenancy results from a holdover by Tenant under this Section 22.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from landlord given at least ten (10) calendar days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to a month to month tenancy.

23. NO BROKER. Landlord and Tenant represent, warrant, and covenant no broker was instrumental in bringing about or consummating this Lease (except as stated in 2(l) and 2(m) above) and that they had no conversations, negotiations or agreements with any broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord and Landlord agrees to indemnify and hold harmless Tenant, except for Tenant's separate commission agreement with CB Commercial, which is outside the terms of this Lease and Landlord's Standard Commission Agreement from and against any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorney fees and expenses, arising out of any conversations, negotiations or agreements of the other with any broker.

24.  MISCELLANEOUS.

     24.1 MEMORANDUM OF LEASE. Tenant shall not record this Lease, if requested by Landlord, simultaneously with execution and delivery hereof or at any later time designated by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a Memorandum of Lease suitable for recording which memorandum shall include a reference to Tenant's rights under Paragraph 4 of the Addendum attached hereto. If, during the Term, Landlord shall construction a building on any two of AmberGlen Lots 8, 10, or 15 (as shown on Exhibit B to this Lease), then upon Tenant's request, Landlord shall record a memorandum of this Lease, which memorandum shall include a reference to Tenant's rights under Paragraph 4 of the Addendum to this Lease. Otherwise in its sole and unlimited discretion, Landlord may record or not record such Memorandum of Lease. Such Memorandum of Lease shall not be deemed to change or otherwise affect any of the provisions of this Lease.

     24.2 ESTOPPEL CERTIFICATE.

          (a) Tenant shall at any time, upon at least twelve (12) calendar days written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing in form and substance satisfactory to Landlord (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit and other charges are paid in advance, if any, and (ii) acknowledging that there are not , to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. If requested by Landlord, Tenant shall also furnish Landlord with a certificate of Tenant's secretary as to corporate resolutions in a form satisfactory to Landlord.

          (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than two (2) Months' rent has been paid in advance.

          (c) If Landlord desires to finance, refinance, sell or otherwise transfer the Premises the Building or the land described on Exhibit A, or any part thereof, Tenant hereby agrees to deliver to Landlord, any lender, buyer or other party participating in a transfer designated by Landlord such financial statements of Tenant as may be reasonably required by Landlord or such lender or other transferee; provided, however, that (i) such financial statements are prepared in the ordinary course of Tenant's business, (ii) any party reviewing such statements executes a non-disclosure agreement in the form reasonably acceptable to Tenant, and (iii) any party reviewing such statements cannot reasonably be deemed a competitor or potential competitor of Tenant's market niche in the computer software industry. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth, and shall be returned after review.

     24.3 LANDLORD'S INTEREST. "Landlord" as used herein shall mean only the owner or owners at the time in question of the Landlord's interest in the Premises. In the event of any transfer of title to the Premises, Landlord herein named (and, in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

     24.4 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

     24.5 HEADINGS. The headings in this Lease are for the purpose of referenced only, and shall not limit or otherwise affect any of the terms or provisions hereof.

     24.6 INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS. This Lease contains all agreements of the parties with respect to the subject matter hereof. No prior agreement or understanding with respect thereof shall be effective. This Lease may be modified only by a writing, signed by the parties in interest at the time of the modification.

     24.7 WAIVERS. No waiver by Landlord or Tenant of any provisions hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord/Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach of default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance of such rent.

     24.8 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Landlord or Tenant shall be deemed both a covenant and a condition.

     24.9 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any and/or all of such subtenancies.

     24.10 TENANT LIABILITY. If more than one party has executed this Lease as Tenant, the obligations of Tenant under this Lease shall be the joint and several obligations of each of such parties.

     24.11 AUTHORITY TO ENTER INTO LEASE. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding on the corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership, in accordance with the partnership agreement and any statements of partnership or certificates of limited partnership of the partnership, and that this Lease is binding on the partnership in accordance with its terms. Tenant shall, within sixty (60) days of the execution of this Lease, deliver to Landlord: (a) if Tenant is a corporation, a certified copy of a resolution of the board of directors of the corporation; or (b) if Tenant is a partnership, a copy of the Statement of Partnership or Certificate of Limited Partnership of Tenant; and (c) other evidence reasonably satisfactory to Landlord authorizing or ratifying the execution of this Lease.

     24.12 ATTORNEY FEES. If suit or action is instituted in connection with any controversy arising out of this Lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge reasonable as attorney fees whether on trial or appeal.

     24.13 NOTICES. Any notice or communication required or permitted under this Lease shall be deemed given and made when actually delivered or on the date of deposit in the United States mail (certified or registered), return receipt requested, postage prepaid, addressed to the party to whom such notice is being given at the address indicated in 2(n) for Landlord and 2(o) for Tenant or to such other address as may be specified from time to time by either of the parties in writing.

     24.14 SUCCESSION. This Lease shall be binding upon and inure to the benefit of the parties, their respective permitted successors and assigns.

     24.15 ENTRY FOR INSPECTION.

          (a) Upon 24 hour notice and adherence to Tenant's security procedures (sign in and accompaniment by Tenant employee or agent), Landlord shall have the right to enter upon the Premises during business hours, or at other times by prior arrangement, to determine Tenant's compliance with this Lease, to determine the necessity of repair or maintenance, to make necessary repairs to the Building or to the Premises, or to show the Premises to any prospective tenant or purchaser, and in addition shall have the right during business hours, or at other times by prior arrangement, during the last two months of the Term of this Lease, to place and maintain upon the building or the Premises notices for leasing or selling of the Building or the Premises.

          (b) Landlord shall have the right to enter upon the Premises at any time in the event of an emergency.

     24.16 INTEREST ON RENT AND OTHER CHARGES OR EXPENDITURES. Any rent or other payment required to be made by Tenant by this Lease shall, if not paid when due, bear interest at a variable rate equal to the United States National Bank of Oregon's prime commercial rate as adopted from time to time plus two percent (2%) (but in no event greater than the maximum interest rate allowed under applicable law).

     24.17 AMENDMENTS TO STATUTES, ETC. Reference in this Lease to any particular law, statute, ordinance, rule, regulation or administrative order includes reference to any successors or amendments thereto.

     24.18 GOVERNING LAW. This Lease shall be governed as to validity and interpretation by the laws of the State of Oregon.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first hereinabove written.

TENANT                             LANDLORD

GEMSTONE SYSTEMS, INC.,
an Oregon corporation              AmberJack, Ltd., an Arizona Corporation

By: /s/ Bryan Gummor               By: /s/ Neil O. Brown

Its: President                     Its: President

Date: 9/12/96                      Date: 10/1/96

By:                                By: /s/ Earle B. Johnson, Jr.

Its:                               Its: Vice President

Date:                              Date: 10/1/96

                                          ADDENDUM TO LEASE

     This Addendum is to that certain lease ("Lease") entered into as of the date herein between AmberJack, Ltd., an Arizona corporation, as "Landlord" and Gemstone Systems, Inc., an Oregon corporation, as "Tenant."

1. SIGNAGE/GRAPHICS: Tenant, subject to Landlord's approval, will be allowed a single building sign that complies with the project sign plan, all covenants, conditions, and restrictions (CC&Rs), and city regulations. The cost of the signage is included as an improvement under Exhibit C of this Lease.

2. OPTION TO RENEW: Provided Tenant is not in default under the terms and conditions of the Lease, Tenant, but not an assignee or sub-tenant, will have the option to extend the Lease for one (1) additional term of five (5) years under the same terms and conditions except monthly base rent which will be at a rate to be negotiated. This section is personal to the original Tenant under the Lease is not assignable or transferable.

3. PARKING: The current parking allocation for the building is approximately two hundred seventy-eight (278) vehicles. Parking is provided on a non-exclusive basis and shall be free of charge during the initial lease term. A minimum of eight (8) spaces shall be designated for visitor parking.

4. EXPANSION: Tenant, but not an assignee or sub-tenant, shall have the right upon written notice to the Landlord "Notice of Intent" to terminate this Lease and enter into a new lease provided all of the following conditions are met as of the date of the Notice of Intent and as of the commencement date of the new lease.

          A. Tenant is not in default under the terms and conditions of this Lease.

          B.   Tenant meets the following financial parameters:

               Landlord's approval of Tenant's financial condition shall be granted at Landlord's sole discretion. Landlord and Tenant will negotiate in good faith as it relates to Tenant's expansion building.

          C. Tenant delivers the Notice of Intent to terminate the Lease and expand prior to the expiration of the 36th month of the initial term.

          D. Landlord and Tenant execute a new lease ("New Lease") agreement for a premises of at least 90,000 square feet ("New
               Premises") within AmberGlen   Business Center.

          Landlord agrees to hold one of the three following Lots: 8, 10, or 15, at Landlord's sole option during the first thirty-six (36) months of this Lease for Tenant's expansion requirement at no cost to Tenant.

          In the event Tenant provides Landlord with such Notice of Intent to terminate and expand, then within sixty (60) days thereafter Landlord shall deliver a conceptual site plan, base building floor plan, and cost estimate to Tenant. Within the next forty-five (45) days, Landlord and Tenant shall work together to prepare a preliminary design and cost estimate. If the parties reach agreement on preliminary plans and cost estimate, then Landlord and Tenant shall work together to prepare and execute this New Lease agreement within the following thirty (30) days and subject to Tenant delays and force majeure, then Landlord agrees to deliver the expansion facility to Tenant within twelve (12) to eighteen (18) months following mutual execution of the New Lease. In the event the parties are unable to agree at the end of the above process, then this initial lease shall remain in full force and effect and Landlord shall have no further obligation to Tenant to provide expansion facilities. Notwithstanding anything contained herein, Tenant understands and acknowledges that the New Lease and all aspects of any new building will be subject to final approval by AmberJack, Ltd.'s Board of Directors and must be consistent with AmberGlen's CC&Rs.

     The New Lease shall be based upon a minimum fifteen (15) year term and shall have a base rent which provides for a ten and 5/10ths percent (10.5%) first year return on total project costs including land at the then current market value, plus amortizes all unamortized interior improvements and lease commissions for the initial space (Landlord agrees that seventy-five percent (75%) of the base interior improvements ($23.09 p.s.f.) on the initial space shall be considered re-usable and not subject to such recovery). In no event shall the rent per square foot under the New Lease be less than the rent per square foot under the initial Lease. The New Lease shall provide for cost of living adjustments every five years.

5. POST-ACCEPTANCE PUNCHLIST: Within thirty (30) days after Tenant accepts the Premises as provided for in Section 34 of this Lease, Landlord and Tenant shall jointly inspect the Premises and prepare and sign a punch list ("Punch List") itemizing details of construction, interior improvements, and minor mechanical adjustments still to be completed. Landlord or its contractor shall make best efforts to complete Punch List items within fourteen (14) days of the date the Punch List is signed by both Landlord and Tenant and if any one or more of such items cannot be completed within such time, to commence work on the Punch List items by such date and diligently pursue the work to completion. Any delay in completion of Punch List items shall not affect or delay the acceptance of the Premises under
     Section 3.4 or the Commencement Date under Section 4.1 of this Lease.

6. CONSTRUCTION PROGRESS REPORT: During the period that Landlord is constructing the Building, its surrounding site improvements, and the Tenant Improvements, Landlord will (i) deliver to Tenant a copy of written construction progress reports on the regular basis such reports are prepared by Landlord's developer and property manager, and (ii) make best efforts to provide Tenant with prompt written notice of any anticipated delay in the Scheduled Commence Date set forth in Section 2(f) of the Lease. Landlord's failure to comply with the above shall not constitute a default under this Lease.

7. REMOVAL OF TENANT-PAID IMPROVEMENTS TO NEW PREMISES: Tenant shall be entitled to remove Tenant-paid Tenant Improvements specified on the attached Exhibit F from the Premises upon termination of this Lease only if: (i) this Lease is terminated as a result of Tenant's exercise of its expansion rights under Section 4 of this Addendum to Lease, (ii) the New Lease has been executed by Landlord and Tenant, and (iii) the removed Tenant Improvements are reinstalled in the New Premises. Exhibit F shall be prepared by mutual agreement of Landlord and Tenant on the Commencement Date of this Lease. Upon removal of the Exhibit F Tenant Improvements, Tenant shall restore the Premises to a re-leasable condition reasonably acceptable to Landlord.

          TENANT                           LANDLORD

          Gemstone Systems, Inc.,          AmberJack, Ltd., an Arizona
          an Oregon Corporation            Corporation

          By:  /s/ Bryan Gummson           By: /s/ Neil O. Brown
              -----------------------          ---------------------
          Its: President                   Its: President
              -----------------------          ---------------------
          Date: 9/12/96                    Date: 10/1/96
              -----------------------          ---------------------
          By:                              By: /s/ Earle B. Johnson, Jr.
              -----------------------          ---------------------
          Its:                             Its: Vice President
              -----------------------          ---------------------
          Date:                            Date: 10/1/96
              -----------------------          ---------------------

                              FIRST AMENDMENT TO LEASE
1.   PARTIES

     This First Amendment to Lease (the "First Amendment") is executed this 14th day of February, 1997, and is by and between AMBERJACK, LTD., an Arizona corporation (hereinafter referred to as "Landlord") and GEMSTONE SYSTEMS, INC., an Oregon corporation (hereinafter referred to as "Tenant").

2.   RECITALS

     Landlord and Tenant entered into that certain Lease dated July 29, 1996 (the "Lease") for those certain premises described in the Lease (the "Premises"). The purpose of this First Amendment is to set forth the Lease Commencement and Termination Dates and to provide for Tenant's acceptance of the Premises.

1.             DATES

     In accordance with the terms of the Lease, Landlord and Tenant agree that the Term of the Lease has commenced and shall terminate on the following dates:

          Lease Commencement Date:      March 7, 1997
          Lease Termination Date:       March 31, 2002

4.   ACCEPTANCE OF PREMISES

     Except with respect to those items listed on the punch list, if any, timely submitted by Tenant to Landlord pursuant to the terms of the Lease, Tenant accepts the Premises in the condition existing as of the Lease Commencement Date and acknowledges and agrees that all work required to be performed by Landlord pursuant to the Lease has been completed by Landlord in full compliance with the Lease and to the satisfaction of Tenant.

5.   MISCELLANEOUS

     Except to the extent this Lease has been modified by this First Amendment, the remaining terms and conditions of the Lease shall remain unmodified and in full force and effect.

6.   EXECUTION

     This First Amendment shall be deemed effective as of the date first written above.


          "TENANT"                         "LANDLORD"

          GEMSTONE SYSTEMS, INC.,  an      AMBERJACK, LTD., an Arizona
          Oregon Corporation               Corporation

                                           By:  Birtcher Property Services
                                           Its:   Manager


          By:  /s/ Bryan Gummson           By: /s/ Les
              -----------------------          ---------------------
          Its: President                   Its: Asst. Secretary
              -----------------------          ---------------------
          Date: 3/14/97                    Date: 4/21/97
              -----------------------          ---------------------
                                           By: /s/ Earle B. Johnson, Jr.
                                               ---------------------
                                           Its: Vice President
                                               ---------------------
                                           Date: 4/15/97
                                               ---------------------